Exhibit 10.4

Name:	[•]
Number of Restricted Stock Units subject to Award:	[•]
Date of Grant:	[•]

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
2012 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED AS OF JUNE 1, 2017
RESTRICTED STOCK UNIT AGREEMENT (DIRECTORS)
This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Bright Horizons Family Solutions Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to the Bright Horizons Family Solutions Inc. 2012 Omnibus Long-Term Incentive Plan, as Amended and Restated as of June 1, 2017 (as amended from time to time, the “Plan”), which is incorporated herein by reference.
1.    Grant of Restricted Stock Units. On the date of grant set forth above (the “Grant Date”) the Company hereby grants to the Grantee an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.
2.    Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. The following terms have the following meanings:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)
“Change of Control” means (i) any Person (other than any direct or indirect wholly-owned subsidiary of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities, (ii) the Company is a party to a merger, consolidation sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iii) individuals who, at the date hereof, constitute the Board (the “Continuing Directors”) cease for any reason to constitute a majority thereof; provided, however, that any director who is not in office at the date hereof but whose election by the Board, or whose nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of directors then still in office who were directors at the date hereof or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of this Agreement. Notwithstanding the foregoing provisions of this paragraph, a “Change of Control” will not be deemed to have occurred solely because of the acquisition of the securities of the Company (or any reporting requirement under the Act relating thereto) by an employee benefit plan maintained by the Company or its subsidiaries for its employees, and a “Change of Control” shall only be deemed to occur for purposes of this Agreement if the event also qualifies as a “change in control event” under the Section 1.409A-3(i)(5) of the Treasury Regulations.

(c)
“Person” means an individual, a corporation, an association, a partnership, an estate, a trust or other entity or organization (including a “group” as defined in Section 13(d)(3) or 14(d)(2) of the Act), other than the Company or any of its subsidiaries.

3.    Vesting. The Award shall be [•].
4.    Delivery of Stock. The Award shall be settled on the earliest of (a) the termination of the Grantee’s service as a member of the Board, (b) the fifth anniversary of the Grant Date, and (c) a Change of Control. Subject to the provisions of the Plan, within thirty (30) days of such event, in settlement of the Award, the Company shall deliver to the Grantee a stock certificate for that number of shares of Stock equal to the number of Restricted Stock Units covered by the Award. For purposes of this Section 4, the Grantee will not be deemed to terminate service as a member of the Board unless the Grantee has experienced a “separation from service” as defined in Section 1.409A-1(h) of the Treasury Regulations (after giving effect to the presumptions contained therein) from the Company and from all corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.
5.    Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee. The Grantee is not entitled to vote any shares of Stock by reason of the granting of the Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under the Award.
6.    Forfeiture; Recovery of Compensation. By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 11 of this Agreement.
7.    Nontransferability. Neither the Award nor the Restricted Stock Units may be transferred except at death in accordance with Section 6(a)(3) of the Plan.
8.    Certain Tax Matters.
(a)    The Grantee expressly acknowledges and agrees that he or she shall be responsible for satisfying and paying all taxes arising from or due in connection with the grant or vesting of the Restricted Stock Units and/or the delivery of any Stock hereunder. The Company shall have no liability or obligation relating to the foregoing.
(b)    The Grantee expressly acknowledges that because the Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.
9.    Effect on Service. Neither the award of the Restricted Stock Units, nor the vesting of the Restricted Stock Units, will give the Grantee any right to be retained in the service of the Company or any of its subsidiaries, affect any right of the Company or any of its subsidiaries to terminate the Grantee’s service at any time, or affect any right of the Grantee to terminate his or her service at any time.

10.    Form S-8 Prospectus. The Grantee acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Stock that may be issued under the Plan.
11.    Acknowledgments. By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award and the Restricted Stock Units are subject in all respects to, the terms of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control. The Grantee further acknowledges and agrees that (a) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder and (b) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

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Executed as of the ___ day of [•], [•].

Company:	BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By: ______________________________
Name:
Title:

Optionee:	__________________________________
Name:

Address: